Exhibit 21


                          PIPER JAFFRAY COMPANIES INC.

                         SUBSIDIARIES OF THE REGISTRANT

                               September 30, 1995


                                                                Percentage
                                                                of Voting
                                                 State of       Securities
Subsidiary Name                                Incorporation      Owned


Piper Jaffray Inc.                               Delaware          100%

  Piper Jaffray International Inc.               Delaware          100%
  (a wholly owned subsidiary of
   Piper Jaffray Inc.)

Piper Capital Management Incorporated            Delaware          100%

Piper Trust Company                              Minnesota         100%

Premier Acceptance Corporation                   Delaware          100%

Piper Realty Management Incorporated             Delaware          100%

Piper Mortgage Incorporated                      Delaware          100%

Piper Jaffray Ventures, Inc.                     Delaware          100%

Piper Mortgage Acceptance Corporation            Delaware          100%


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